SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 3, 2005

ALICO, INC.
___________________________________________________________________________

(Exact name of registrant as specified in its charter)

Florida                             0-261              59-0906081
_____________________________________________________________________________
(State or other jurisdiction             (Commission             (IRS Employer
of incorporation)                     File Number)             Identification No.)

Post Office Box 338, La Belle, Florida                             33975
_____________________________________________________________________________
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code         (863) 675-2966
                                    _________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other events.

Incorporated by reference is a press release issued by the Registrant on February 3, 2005, attached as Exhibit 01, announcing the postponement of its annual meeting of shareholders.

Item 8.01. Exhibits.

( c ) Exhibit

Exhibit 01 - Press release announcing the postponement of the annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC .

Date: February 3, 2005

By:         /s/ W. Bernard Lester
            W. Bernard Lester
            President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number Description

01 Press release issued February 3, 2005

National Circuit
La Belle, Florida

Alico Announces the Postponement of its Annual Meeting of Stockholders

LaBelle, Fla., February 3, 2005. Alico, Inc., (Nasdaq: ALCO) announced yesterday that its annual meeting of stockholders scheduled for February 11, 2005 has been postponed until further notice. The Company announced yesterday the resignation of directors Richard C. Ackert, William L. Barton, Larry A. Carter, Stephen M. Mulready and Thomas E. Oakley, who also declined to stand for reelection as directors at the annual meeting of the Alico stockholders. As a result of these resignations the remaining Board members will identify a new slate of nominees to be proposed to the stockholders. Alico will set a new record date and provide additional information with respect to the rescheduled annual meeting in a revised proxy statement, which will include information about the new slate of directors. This information will be filed with the Securities and Exchange Commission and distributed to stockholders as promptly as practicable after a new slate of directors is proposed.

Any questions regarding this release should be directed to W. Bernard Lester, President and Chief Executive Officer of Alico at 863-675-2966.

Alico, Inc. is an agribusiness company operating in Central and Southwest Florida. The Company owns approximately 141,000 acres of land located in Collier, Hendry, Lee and Polk Counties. The Company is involved in various operations and activities including citrus fruit production, cattle ranching, sugarcane and sod production, and forestry. The Company also leases land for farming, cattle grazing, recreation, and oil exploration.